Exhibit 4.2
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.
This Amended and Restated Warrant, dated as of November 17, 2025, amends and restates, in its entirety, that certain [Tranche A/Tranche B/Tranche C] Common Stock Purchase Warrant issued by the Company to [Holder] on [Issue Date]1 (the “Original Warrant”). It is the intent of the parties hereto that this Warrant does not constitute a novation of the obligations and liabilities of the parties under the Original Warrant, and that this Agreement amend and restate in its entirety the Original Warrant and re-evidence the obligations and liabilities of the parties outstanding on the date hereof as contemplated hereby.
[TRANCHE A / TRANCHE B / TRANCHE C]
AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT
NEXTDECADE CORPORATION
Issue Date: ____________2 (the “Issue Date”)
THIS AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [Holder] or its permitted assigns (the “Holder”), is entitled, upon the terms and conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to the Termination Date, but not thereafter, to purchase from NextDecade Corporation, a Delaware corporation (the “Company”), up to ________ Warrant Shares (subject to adjustment as set forth in this Warrant, including, without limitation, Section 6 and Section 7(c)) (the “Maximum Amount”), at a purchase price per share equal to the Exercise Price (as defined in Section 3).
This Warrant is issued, reaffirmed and amended and restated in connection with, and pursuant to the terms of, that certain Amended and Restated Credit Agreement, dated as of November 17, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Rio Grande LNG Super Holdings, LLC, a limited liability company formed and existing under the laws of the State of Delaware (the “Borrower”), the Company, Atlantic Park Strategic Capital Master Fund II, L.P., as Administrative Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), Atlantic Park Strategic Capital Master Fund II, L.P., as Collateral Agent (in such capacity, together with its successors and permitted assigns in such
1 December 31, 2024 for Tranche A and Tranche B Warrants; May 14, 2025 for Tranche C Warrants.
2 December 31, 2024 for Tranche A and Tranche B Warrants; May 14, 2025 for Tranche C Warrants.

capacity, the “Collateral Agent”), and the Lenders (as defined therein) signatory thereto or who subsequently become party thereto pursuant to the terms thereof, which amends and restates that certain Credit Agreement, dated as of December 31, 2024 (as amended by that certain First Amendment to Credit Agreement, dated as of May 14, 2025), by and among the Borrower, the Administrative Agent, the Collateral Agent and the lenders party thereto. [The Company hereby represents and agrees that the shares of Common Stock underlying this Warrant represent 1.375% of the Common Stock Outstanding.]3
Section 1.Defined Terms.
As used in this Warrant, the following terms have the respective meanings set forth below:
(a)“Affiliate” has the meaning given to such term in the Credit Agreement, as such agreement is in effect on the date hereof.
(b)“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Section 13(d) group together with the Holder or any Attribution Party and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act.
(c)“Approved Funds” has the meaning given to such term in the Credit Agreement, as such agreement is in effect on the date hereof, provided, however, that the Holder shall be deemed to be a “Lender” for purposes of such definition.
(d)“Automatic Exercise” means the exercise of this Warrant pursuant to Section 4(d).
(e)“Board” means the board of directors of the Company.
(f)“Business Day” means any day excluding Saturday, Sunday or any day which is a legal holiday under the laws of the State of New York or a day on which banking institutions are authorized or required by law or other governmental action to close.
(g)“Capital Stock” means, with respect to any Person, (i) any capital stock of such Person, (ii) any security convertible, with or without consideration, into any capital stock of such Person, (iii) any other shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the capital stock of such Person, (iv) any other equity interest in, or right to vote generally in elections of directors or the comparable governing body of, such Person, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
(h)“Change of Control” means any of the following, whether directly or indirectly and whether in one or a series of related transactions: (i) the sale, assignment, lease, transfer, conveyance, or other disposition (other than by way of merger, amalgamation, or
3 Included in Tranche A and Tranche B Warrants.

statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than to the Company or its Subsidiaries; (ii) a purchase, tender, or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company; (iii) the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement, or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged, or changed, measured by voting power rather than number of shares; (iv) the Company consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, the Company, in any such event pursuant to a transaction in which any outstanding Voting Stock of the Company or of such other person is converted into or exchanged for cash, shares, securities, other assets, or property, other than any such transaction where the shares of the Voting Stock of the Company, as applicable, outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction.
(i)“Code” means the Internal Revenue Code of 1986, as amended.
(j)“Common Stock” means the common stock, par value $0.0001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged, or reclassified following the Issue Date.
(k)[“Common Stock Outstanding” means 260,327,142 shares of Common Stock outstanding as of the Issue Date.]4
(l)“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock but excluding Options.
(m)“Daily VWAP” means the per share volume-weighted average price of the applicable Capital Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on the relevant trading day (or if such volume-weighted average price is unavailable, the market value of one share of such Capital Stock on such trading day determined, using a volume-weighted average method by a nationally recognized independent investment banking firm retained for this purpose by the Company), determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
(n)[“EPC Contract” means a fixed price, date certain engineering, procurement and construction contract with respect to the Project.]5
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
4 Included in Tranche A and Tranche B Warrants.
5 Included in Tranche A Warrant.

(p)“Fair Market Value” of the Warrant Shares or any other Capital Stock on any date of determination means (i) if such Capital Stock is listed for trading on a Securities Exchange, the average of the Daily VWAP for the thirty (30) consecutive trading days immediately prior to such date of determination, as reported by the applicable Securities Exchange, (ii) if such Capital Stock is not listed on a Securities Exchange but is listed or quoted in the over-the-counter market, the average last quoted sale price for such Capital Stock (or, if no sale price is reported, the average of the high bid and low asked price for such date) for the thirty (30) consecutive trading days immediately prior to such date of determination, in the over-the-counter market as reported by OTC Markets Group Inc. or other similar organization, or (iii) in all other cases, (A) as agreed upon in good faith jointly by the Holder and the Company or (B) solely if an agreement cannot be reached pursuant to clause (A) within a reasonable period of time (not to exceed twenty (20) days from the Company’s receipt of the Notice of Exercise (as defined below)), as determined by an independent accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is retained at the sole cost and expense of the Company and the identity of which is reasonably acceptable to the Holder and the Company.
(q)[“FID Event” means (i) the Board has affirmatively voted or consented to undertake construction of the Train 4 Project and the Company has given full notice to proceed under an EPC Contract, with all conditions precedent thereunder for the issuance of such notice to proceed having been satisfied, and (ii) the procurement of all necessary debt or equity financing arrangements to engineer, procure and construct the Train 4 Project under said EPC Contract, with all conditions precedent thereunder for the initial draw of funds having been satisfied.]6
(r)[“FID Notice” means written notice provided by the Company to the Holder of the occurrence of a FID Event, which notice shall provide reasonable evidence of the occurrence of such FID Event.
(s)“GA Warrants” means this Warrant and that certain Tranche [B / A] Common Stock Purchase Warrant issued by the Company to the Holder on the date hereof.]7
(t)[“Liquidity Conditions” will be satisfied with respect to a Mandatory Exercise (as defined below) if:
(i)either (A) each Warrant Share would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (B) the offer and sale of each Warrant Share by the Holder is registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable by the Holder to sell such Warrant Shares continuously during the period from, and including, the date the related Mandatory Exercise Notice (as defined below) is sent to the Holder, and including, the thirtieth (30th) calendar day after the date such Warrant Shares are issued; provided, however, that the Holder will supply all information reasonably requested by the Company for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Warrant Shares; provided, further, that if the Holder fails to provide such information to the Company within fifteen (15) calendar days following any such request, then this clause (i)(B) will automatically be deemed to be satisfied with respect to the Holder;
6 Included in Tranche A Warrant.
7 Included in Tranche A and Tranche B Warrants.

(ii)each Warrant Share referred to in clause (i) above (A) will, when issued (or, in the case of clause (i)(B), when sold or otherwise transferred pursuant to the registration statement referred to in such clause) (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) not be represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (B) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on a Securities Exchange;
(iii)(A) the Company has not received any written threat or notice of delisting or suspension of trading by the applicable exchange referred to in clause (ii)(B) above with a reasonable prospect of delisting or suspension of trading, after giving effect to all applicable notice and appeal periods; and (B) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange;
(iv)the Company has not publicly announced an anticipated Change of Control; and
(v)the Company shall not have provided the Holder information that, at the time such Liquidity Conditions are determined, the Company has determined constitutes material non-public information under the U.S. federal securities laws regarding the Company.]8
(u)[“Mandatory Exercise Period” means (i) any time between June 30, 2026 and December 31, 2026, if (A) a FID Event has occurred and the Company has provided a FID Notice to the Holder, (B) the average of the Daily VWAP of the Company’s Common Stock for the thirty (30) consecutive trading days ending immediately prior to the day in question equals or exceeds $13.50 per share (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification), and (C) the Market Price per share of the Company’s Common Stock on the trading day immediately prior to the day in question is equal to or exceeds $13.50 per share (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification), and (ii) any time between January 1, 2027 and June 1, 2027, if (A) a FID Event has occurred and the Company has provided a FID Notice to the Holder, (B) the average of the Daily VWAP of the Company’s Common Stock for the thirty (30) consecutive trading days ending immediately prior to the day in question equals or exceeds $15.00 per share (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification), and (C) the Market Price per share of the Company’s Common Stock on the trading day immediately prior to the day in question is equal to or exceeds $15.00 per share (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification).]9
(v)[“Market Price” means, with respect to a share of Common Stock as of a specified date, the last sale price per share of Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Securities Exchange upon which the Common Stock is listed or traded.]10
(w)“New Issuance FMV” means (i) the price per share of Common Stock or Options or Convertible Securities or the shares of Common Stock issuable upon the exercise or conversion of such Options or Convertible Securities paid by one or more underwriters pursuant
8 Included in Tranche A Warrant.
9 Included in Tranche A Warrant.
10 Included in Tranche A Warrant.

to a bona fide public offering by the Company, (ii) the price per share of Common Stock or Options or Convertible Securities or the shares of Common Stock issuable upon the exercise or conversion of such Options or Convertible Securities in a private placement offering at a price (x) determined by an independent appraisal firm to be fair or (y) agreed to in good faith by the Company based on negotiations between the Company, placement agents and investors in a reasonable and customary marketed sale; provided that the private offering is consummated pursuant to such marketed sale, (iii) the price per share of Common Stock or Options or Convertible Securities or the shares of Common Stock issuable upon the exercise or conversion of such Options or Convertible Securities in a transaction in which the Holder participates, other than a transaction where the Holder is participating pursuant to any preemptive or similar rights or (iv) the price of Options or Convertible Securities or the shares of Common Stock issuable upon the exercise or conversion of such Options or Convertible Securities in an issuance at a price based on the Daily VWAP for the Company’s Common Stock for a consecutive period consisting of a minimum of five (5) trading days and a maximum of thirty (30) trading days immediately prior to the date of determination (such number of trading days to be determined by the Company in its sole discretion).
(x)“Optional Exercise” means the exercise of this Warrant other than pursuant to an Automatic Exercise [or a Mandatory Exercise]11.
(y)“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.
(z)“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency, or political subdivision thereof).
(aa)“Regulations” means the regulations (temporary, proposed and final) promulgated from time to time under the Code by the U.S. Department of the Treasury.
(ab)“Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule or regulation hereafter adopted by the SEC, as such rule may be amended from time to time.
(ac)“SEC” means the United States Securities and Exchange Commission.
(ad)“Securities Act” means the Securities Act of 1933, as amended.
(ae)“Securities Exchange” The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors).
(af)“Termination Date” means 5:00 p.m. Eastern Time on [December 31, 2029.]12
(ag)[“Train 4 Project” has the meaning given to such term in the Credit Agreement, as such agreement is in effect on the date hereof.]13
(ah)“USRPHC” means a “United States real property holding corporation” within the meaning of Section 897(c) of the Code and the Regulations thereunder.
11 Included in Tranche A Warrant.
12 May 14, 2032 for Tranche C Warrants.
13 Included in Tranche A Warrant.

(ai)“Voting Stock” means, with respect to any Person, securities of any class or classes of capital stock of such Person entitling the holders thereof (whether at all times or at the times that such class of capital stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.
(aj)“Warrant Shares” means the shares of Common Stock or other Capital Stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.
Section 2.Vesting; Exercisability.
(a)This Warrant and the Holder’s rights hereunder with respect to the Warrant Shares (subject to adjustment as set forth in this Warrant, including, without limitation, Section 6) shall be exercisable at any time on or after the Issue Date and on or prior to the Termination Date.
(b)Subject to any adjustment required by Section 6, notwithstanding anything to the contrary in this Warrant, in no event shall this Warrant be exercisable for more than 3,579,499 Warrant Shares.
Section 3.Exercise Price.
Section 4.The “Exercise Price” per Warrant Share shall be $[⸱]14, as such price may be adjusted from time to time pursuant to Section 6.
Section 5.Exercise of Warrants.
(a)Generally. Subject to the provisions of this Section 4, this Warrant may be exercised only pursuant to an Optional Exercise, [a Mandatory Exercise]15 or an Automatic Exercise.
(b)Optional Exercise by the Holder. Subject to the provisions of Section 2 and this Section 4, in the event that the Fair Market Value of one Warrant Share is greater than the Exercise Price, exercise by the Holder of the purchase rights represented by this Warrant with respect to Warrant Shares may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly completed and executed copy of a notice of exercise substantially in the form attached hereto as Exhibit A (a “Notice of Exercise”). The date on which such delivery shall have taken place (or be deemed to have taken place) shall be referred to herein as the “Optional Exercise Date.” The Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise solely by cashless exercise as set forth in Section 4(g). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days after the relevant event shall have occurred. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares
14 $7.15 for the Tranche A Warrant and $9.30 for the Tranche B and Tranche C Warrants.
15Included in Tranche A Warrant.

purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. Notwithstanding anything to the contrary in this Warrant, the Holder may only exercise its Optional Exercise right in increments equal to at least the lesser of (i) 25% of the Maximum Amount, and (ii) all of the Warrant Shares then issuable upon exercise of this Warrant.
(c)Conditional Exercise by the Holder. Notwithstanding any other provision hereof, if an Optional Exercise of any portion of this Warrant is to be made in connection with a sale of the Company (pursuant to a merger, sale of stock, or otherwise), a Change of Control, or any other transaction described in Section 6(i)(ii), such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
(d)Automatic Exercise Prior to Expiration. Subject to the provisions of this Section 4, to the extent this Warrant is not previously exercised as to all Warrant Shares subject hereto, and if the Fair Market Value of one Warrant Share is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to a cashless exercise as set forth in Section 4(g) (even if not surrendered) immediately prior to the Termination Date (such date, the “Automatic Exercise Date”). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 4(d), the Company agrees to promptly notify the Holder of the number of Warrant Shares the Holder is to receive by reason of such Automatic Exercise.
(e)[Mandatory Exercise at the Company’s Election.
(i)Subject to the provisions of this Section 4 and solely during any Mandatory Exercise Period, the Company shall have the right (the “Mandatory Exercise Right”), exercisable at its election and from time to time, to designate any Business Day during such Mandatory Exercise Period as a Mandatory Exercise Date (as defined below) for the exercise of all or (subject to the next sentence) any portion of this Warrant, but only if the Liquidity Conditions are satisfied (such an exercise, a “Mandatory Exercise”). The Company may only exercise its Mandatory Exercise Right to compel the exercise of this Warrant (A) in increments equal to at least the lesser of (i) 50% of the Maximum Amount, and (ii) all of the Warrant Shares then issuable upon exercise of this Warrant, and (B) while no other Mandatory Exercise Notice remains outstanding (provided that, for greater certainty, the Company may revoke a Mandatory Exercise Notice at any time prior to the Mandatory Exercise Date).
(ii)The “Mandatory Exercise Date” for any Mandatory Exercise will be a Business Day of the Company’s choosing during the Mandatory Exercise Period when the Liquidity Conditions are satisfied that is no less than ten (10) Business Days after the Company’s delivery of the Mandatory Exercise Notice for such Mandatory Exercise.
(iii)To exercise its Mandatory Exercise Right, the Company must send to the Holder a written notice of such exercise (a “Mandatory Exercise Notice”). Such Mandatory Exercise Notice must state:

(1)that the Company anticipates that the Mandatory Exercise Period will be in effect and that the Liquidity Conditions will be satisfied, in each case, on the Mandatory Exercise Date;
(2)that the Company has exercised its Mandatory Exercise Right to cause the Mandatory Exercise of this Warrant, briefly describing the Company’s Mandatory Exercise Right under this Warrant Agreement;
(3)the Mandatory Exercise Date for such Mandatory Exercise; and
(4)the Exercise Price in effect on the Mandatory Exercise Notice Date for such Mandatory Exercise.
(iv)If the Tranche A Warrants then outstanding are held by more than one holder, then the Company shall exercise its Mandatory Exercise Right with respect to the Tranche A Warrants held by all such holders on a pro rata basis among such outstanding Tranche A Warrants.
(v)For the avoidance of doubt, if, on any Mandatory Exercise Date designated in a Mandatory Exercise Notice in accordance with this Section 4(e), either (a) the Mandatory Exercise Period shall not then be in effect (because the requirements set forth in the definition thereof are not satisfied), or (b) the Liquidity Conditions are not satisfied, then such Mandatory Exercise Notice shall be deemed void, and the Company’s right to exercise its Mandatory Exercise Right shall have expired with respect to such Mandatory Exercise Notice; provided, that nothing in this Section 4(e)(v) shall preclude the Company from exercising its Mandatory Exercise Right in any future Mandatory Exercise Period when the Liquidity Conditions are satisfied, subject to compliance with this Section 4(e).]16
(f)Exercise Procedures.
(i)Delivery of Warrant Shares Upon an Optional Exercise. Upon each Optional Exercise of this Warrant, the Company shall promptly, but in no event later than two (2) trading days after delivery of the applicable Notice of Exercise, instruct the transfer agent for the Common Stock (the “Transfer Agent”) to record the issuance of the Warrant Shares purchased hereunder to the Holder in book-entry form pursuant to the Transfer Agent’s regular procedures. The Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the Optional Exercise Date with payment to the Company of the aggregate Exercise Price having been paid pursuant to a cashless exercise as set forth in Section 4(g). If the Company fails to issue or cause to have issued the Warrant Shares pursuant to this Section 4(f)(i) within two (2) trading days after delivery of the applicable Notice of Exercise, then the Holder will have the right to rescind such exercise.
(ii)Delivery of Warrant Shares upon Automatic Exercise. If this Warrant is subject to an Automatic Exercise, then (A) the Automatic Exercise will occur automatically and without the need for any action on the part of the Holder, and (B) the Company shall, on the Automatic Exercise Date, instruct Transfer Agent to record the issuance of the Warrant Shares purchased hereunder to the Holder in book-entry form pursuant to the Transfer Agent’s regular procedures. The Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such shares for all
16 Included in Tranche A Warrant.

purposes, as of the Automatic Exercise Date with payment to the Company of the aggregate Exercise Price having been paid pursuant to a cashless exercise as set forth in Section 4(g).
(iii)[Delivery of Warrant Shares Upon Mandatory Exercise. Upon each Mandatory Exercise of this Warrant, the Company shall, on the Mandatory Exercise Date, instruct the Transfer Agent to record the issuance of the Warrant Shares purchased hereunder to the Holder in book-entry form pursuant to the Transfer Agent’s regular procedures. The Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the Mandatory Exercise Date with payment to the Company of the aggregate Exercise Price having been paid to the Company by wire transfer or cashier’s check drawn on a United States bank.]17
(iv)No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise shall be rounded up to the nearest Warrant Share.
(v)Charges, Taxes and Expenses. Issuances of Warrant Shares shall be made without charge to the Holder for any issue, transfer, stamp or other tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder. Without limiting the generality of the foregoing, the Company shall pay all fees required for same-day processing of any Notice of Exercise.
(vi)Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
(vii)DTC Matters. In connection with the issuance of any Warrant Shares, if requested by the Holder, the Company shall, after receipt of any documentation reasonably requested by the Company and/or the Transfer Agent in connection with the removal of the restrictive legend section forth in Section 7(a), direct that the delivery of Warrant Shares upon exercise of this Warrant shall be made promptly, but in no event later than two (2) trading days after the delivery of such requested documentation, by the Transfer Agent to the Holder through the facilities of The Depository Trust Company to the extent not prohibited by applicable securities laws or the policies and procedures of The Depository Trust Company. The Company will maintain in the United States an office or agency, which may be an office of the Company, where the Warrant may be surrendered for registration of transfer or exchange or for presentation for exercise.
(g)Cashless Exercise. On any Optional Exercise, the Holder shall exercise the purchase rights represented by this Warrant by authorizing the Company to withhold and not issue to the Holder, in payment of the Exercise Price thereof, a number of such Warrant Shares equal to (x) the number of Warrant Shares for which the Warrant is being exercised, multiplied by (y) the Exercise Price then in effect, and divided by (z) the Fair Market Value on the Optional Exercise Date (and such withheld Warrant Shares shall no longer be issuable under the Warrant, and the Holder shall not have any rights or be entitled to any payment with respect to such withheld Warrant Shares).
(h)[Reserved].
Section 6.No Right of Redemption by the Company.
17 Included in Tranche A Warrant.

The Company does not have the right to redeem all or any portion of this Warrant at its election.
Section 7.Certain Adjustments.
(a)Stock Dividends, Subdivision, Combinations and Consolidations. If the Company, at any time while this Warrant is outstanding (in whole or in part): (i) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) or any other equity or equity equivalent securities, in each case, payable in shares of Common Stock (or such other class of Capital Stock), (ii) subdivides outstanding shares of Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) into a larger number of shares or (iii) combines or consolidates (including, without limitation, by reverse stock split) outstanding shares of Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) into a smaller number of shares, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or consolidation. If the Company, at any time while this Warrant is outstanding (in whole or in part) distributes rights on shares of its Common Stock (or other class of Capital Stock of the Company then issuable upon exercise of this Warrant) in connection with a shareholder rights plan (a “Shareholder Rights Plan”), no adjustment shall be made pursuant to this Section 6 and any such rights shall accompany the Warrant Shares issued pursuant to this Warrant for so long as such Shareholder Rights Plan remains in effect.
(b)Spin-Offs, Sales of Substantially all Assets and Issuer Tender Offers.
(i)If the Company distributes to all holders of its shares of Common Stock capital stock or other equity interests of a subsidiary or other entity (a “Spin-Off”), and the Holder does not receive such distribution on an as exercised basis (which such determination by the Company as to whether to make such distribution to the Holder or adjust the Exercise Price shall be done in a commercially reasonable manner), the Exercise Price shall be adjusted by reducing it to the price that would have prevailed immediately prior to such Spin-Off, multiplied by a fraction (i) the numerator of which shall be the closing price of shares of Common Stock immediately prior to the ex-dividend date for the Spin-Off and (ii) the denominator of which shall be the sum of (a) the closing price of shares of Common Stock on such ex-dividend date plus (b) the fair market value (as determined in good faith by the Board) of the securities or assets distributed in respect of one share of Common Stock.
(ii)If the Company shall sell, transfer, or otherwise dispose of all or substantially all of its assets (other than to a wholly owned subsidiary of the Company) and no distribution of the proceeds of such transaction or other consideration is made or payable, directly or indirectly, to holders of shares of Common Stock in connection therewith, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the Post-Transaction Value and the denominator of which shall be the Pre-Transaction Value; provided, however, that no adjustment shall be made under this clause (ii) to the extent that the Warrant becomes exercisable for Alternate Consideration pursuant to Section 6(c). As used herein:

i.“Pre-Transaction Value” means the price per share of NEXT Shares immediately prior to the consummation of such sale determined (by the Board in good faith) by reference to the average of the closing prices of shares of Common Stock for the ten (10) consecutive trading days ending on the trading day immediately preceding the consummation of the transaction; and
ii.“Post-Transaction Value” means the price per share of Common Stock immediately following consummation of such sale (after giving effect to such transaction), as determined in good faith by the Board; and
(iii)if the Company effects a self-tender offer and the fair market value (determined by the Board in good faith) of the consideration paid per share of Common Stock in respect thereof exceeds the closing price per share of Common Stock on the trading day immediately following expiration of such offer, the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which shall be the average closing price of shares of Common Stock for the five (5) trading days immediately following expiration of such offer, and the denominator of which shall be the average closing price of shares of Common Stock for the five (5) trading days immediately preceding the expiration of such offer (as each such average closing price is determined in good faith by the Board).
(iv)For the avoidance of doubt, no adjustment shall be made under this Section 6(b) in respect of any transaction or event for which an adjustment is made pursuant to another provision of this Section 6 or which the Holder participates in pursuant to Section 6(f).
(c)Reclassifications, Reorganizations, Consolidations and Mergers. In the event of (i) any capital reorganization of the Company, (ii) any reclassification or recapitalization of the stock of the Company (other than (x) a change in par value or from par value to no par value or from no par value to par value or (y) as a result of a stock dividend, subdivision, combination or consolidation of shares as to which Section 6(a) shall apply) or (iii) any consolidation or merger of the Company with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock or any other class of Capital Stock then issuable upon exercise of this Warrant), this Warrant shall, after such reorganization, reclassification, recapitalization, consolidation or merger, be exercisable for the kind and number of shares of stock or other securities or property (“Alternate Consideration”) of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of Warrant Shares underlying this Warrant at the time of such reorganization, reclassification, recapitalization, consolidation or merger, would have been entitled to upon such reorganization, reclassification, recapitalization, consolidation or merger. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock (or such other class of Capital Stock) issuable upon exercise of this Warrant shall be allocated among the Alternative Consideration receivable as a result of such reorganization, reclassification, recapitalization, consolidation, or merger in proportion to the respective fair market values of such Alternate Consideration (as agreed upon in good faith by the Holder and the Company). If and to the extent that the holders of Common Stock (or such other class of Capital Stock) have the right to elect the kind or amount of consideration receivable upon consummation of such reorganization, reclassification, recapitalization, consolidation or merger, then the consideration that the Holder shall be entitled to receive upon exercise shall be specified by the Holder, which specification shall be made by the Holder by the later of (A) ten (10) Business Days after the Holder is provided with a final version of all material information concerning such choice as is provided to the holders of Common Stock (or such other class of Capital Stock), and (B) the last time at which the holders of Common Stock (or such other class of Capital Stock) are permitted to make their specifications known to the Company; provided, however, that if the Holder fails to make any specification within such time period, the Holder’s choice shall be deemed to be whatever choice is made by a plurality of all holders of Common Stock (or such other class of Capital Stock) that are not affiliated with the Company (or, in the case of a consolidation or merger, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such reorganization, reclassification, recapitalization, consolidation or merger, all references to “Warrant Shares” herein shall be deemed to refer to the Alternate Consideration to which the Holder is entitled pursuant to this Section 6(c). The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, recapitalizations, consolidations, or mergers.
(d)Below Market Issuances.
(i)No adjustment to the Exercise Price will be made under this Section 6(d) in respect of the issuance of: (A) shares of Common Stock (including restricted stock) or Options or other equity awards to purchase Common Stock to directors, officers, employees, consultants or other service providers of the Company in their capacity as such pursuant to a duly authorized Company equity incentive plan approved by the Board; (B) shares of Common Stock issued upon the conversion or exercise of any Options or Convertible Securities (other than Options or other equity awards to purchase Common Stock issued pursuant to a duly authorized Company equity incentive plan covered by clause (A) above) issued and publicly disclosed by the Company prior to the date hereof; (C) the Warrant Shares (including any warrants issued upon transfer of, or as replacements for, this Warrant); (D) the issuance or sale of shares of Common Stock, or any Options or Convertible Securities (and shares of Common Stock issued upon exercise or conversion thereof) for consideration per share of Common Stock or with an exercise or conversion price, as applicable, greater than or equal to the New Issuance FMV; and (E) the issuance of securities in a transaction described in Section 6(a) or Section 6(b) (which issuance shall result in the adjustments set forth in such sections) (the issuances described in clauses (A) through (E) above, collectively, “Excluded Issuances”).
(ii)Deemed Issue of Common Stock. Other than Excluded Issuances, if the Company at any time after the Issue Date but prior to the earlier of the full exercise of this Warrant or the Termination Date shall issue any Options or Convertible Securities, or shall fix a record date for the determination of holders of shares of the Common Stock to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability, including payment of any conversion or exercise price, but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Stock (as defined below) issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of 5:00 p.m. (New York City time) on such record date and the provisions hereof that are applicable to the issuance of Additional Common Stock shall apply thereto; provided, that, in any such case in which Additional Common Stock is deemed to be issued, no further adjustments in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
(iii)If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of this Section 6(d), are revised (either automatically, pursuant to the provisions contained therein, or as a result of an amendment to such terms) to provide for either any increase or decrease in (i) the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security and calculated in accordance with this Section 6(d), and the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment or readjustment shall be correspondingly adjusted or readjusted pursuant to the provisions of Section 6(d)(vi).
(iv)If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of this Section 6(d) because such Option or Convertible Security was issued before the date hereof, are revised on or after the date hereof solely as a result of an amendment to such terms (and not as a result of the provisions contained therein as of the date hereof) to provide for either any increase or decrease in (i) the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective but solely to the extent of such increase or decrease resulting from such amendment and without taking into account the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or the consideration payable to the Company upon such exercise, conversion or exchange, in each case, in effect as of the date hereof.
(v)Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance, pursuant to its original terms or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of this Section 6(d), the Exercise Price shall be readjusted to such Exercise Price as would have been obtained had such Option or Convertible Security never been issued.
(vi)Other than Excluded Issuances, in the event the Company shall at any time after the date hereof issue or sell additional Common Stock (“Additional Common Stock”), including Additional Common Stock deemed to be issued pursuant to Section 6(d)(ii), for consideration per share of Common Stock less than the Fair Market Value (as of the date of such issuance or deemed issuance, as applicable, or the ex-date if applicable), then the Exercise Price shall be reduced (and in no event increased), in connection with such sale or issue, to a price equal to the Exercise Price in effect immediately prior to such issue of Additional Common Stock multiplied by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding immediately before such event, plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company (as determined in good faith by the Board) would purchase at the Fair Market Value and of which (B) the denominator shall be the number of shares of Common Stock outstanding immediately before such event, plus the number of such shares of Additional Common Stock issued or sold (or deemed to be issued or sold) in such transaction. Upon any and each adjustment of the Exercise Price as provided in this Section 6(d)(vi), the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of Warrant Shares equal to the quotient obtained by dividing the product of (1) the Exercise Price in effect immediately prior to any such adjustment multiplied by (2) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such adjustment, by the Exercise Price resulting from such adjustment.

(e)For the purposes of Section 6(d), the consideration received by the Company for the issue of any Additional Common Stock shall be computed as follows:
(i)Cash and Property. Such consideration shall: (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest; (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined reasonably in good faith by the Board, and (C) in the event Additional Common Stock is issued together with other interests or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.
(ii)Options and Convertible Securities. The consideration per share received by the Company for Additional Common Stock deemed to have been issued pursuant to Section 6(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing: (A) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
(iii)In the event the Company shall issue on more than one date Additional Common Stock that is a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price pursuant to the terms of Section 6(d), then, upon such final issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).
(f)Other Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, evidences of indebtedness of the Company or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary) or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than any dividend or distribution referred to in Section 6(a), Section 6(b) or Section 6(c) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution. To the extent that this Warrant has not been partially or completed exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.
(g)Calculations. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of shares of Common Stock (or such other Company security as is then issuable upon exercise of this Warrant) deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (or such other Company security) (excluding treasury shares, if any) issued and outstanding on such date. In the event of any dispute as to any calculation or determination under this Warrant, the Holder and the Company agree to enter into confidential, good faith negotiations to attempt to resolve the dispute.
(h)Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 6 are strictly applicable, but which would require an adjustment to the terms of this Warrant in order to (i) avoid an adverse impact on this Warrant and (ii) effectuate the intent and purpose of this Section 6, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 6 and, if such firm determines that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.
(i)Notice to Holder.
(i)Adjustment to Terms of Warrant. Whenever any of the terms of this Warrant are adjusted pursuant to any provision of this Section 6 or any other applicable provision hereof, the Company shall promptly (but in no event later than five (5) Business Days thereafter) send to the Holder a notice signed by a duly authorized officer of the Company and setting forth (x) the Exercise Price, number of Warrant Shares and, if applicable, the kind and amount of Alternate Consideration purchasable hereunder after such adjustment and (y) the facts requiring such adjustment in reasonable detail.
(ii)Notice to Allow Exercise by Holder. If, during the period in which this Warrant is outstanding, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock (or such other Company security as is then issuable upon exercise of this Warrant), (B) the Company shall declare a cash dividend on or a redemption of the Common Stock (or such other Company security as is then issuable upon exercise of this Warrant), (C) the Company shall authorize the granting to all holders of the Common Stock (or such other Company security as is then issuable upon exercise of this Warrant) rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights (other than in connection with a Shareholder Rights Plan), (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock (or such other Company security as is then issuable upon exercise of this Warrant), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock (or such other Company security as is then issuable upon exercise of this Warrant)is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined below) of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock (or such other Company security as is then issuable upon exercise of this Warrant) of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock (or such other Company security as is then issuable upon exercise of this Warrant) of record shall be entitled to exchange their shares of the

Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice or (z) the date on which such Change of Control is expected to become effective or close and the material terms thereof, including any rights that the holders of shares of Common Stock (or such other Company security as is then issuable upon exercise of this Warrant) have with respect thereto. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, as determined by the Company in its sole discretion, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
(j)Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 6, the Company shall take any action which may be necessary, including obtaining regulatory, Securities Exchange or other applicable national securities exchange or stockholder approvals or exemptions, so that the Company may thereafter validly and legally issue as fully paid and nonassessable all Warrant Shares that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 6.
Section 8.Transfer of Warrant and Warrant Shares.
(a)Restrictive Legend. The Warrant Shares (unless and until registered under the Securities Act or transferred pursuant to Rule 144 will be stamped or imprinted with a legend in substantially the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.
(b)Cooperation. Upon request of the Holder and receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the legend to be removed from any certificate or other instrument for this Warrant or Warrant Shares to be transferred in accordance with the terms of this Warrant.
(c)Transferability. The Holder may sell, assign, transfer, pledge or dispose of (each, a “Transfer”) all or any portion of this Warrant to one or more Persons with the prior written consent of the Company; provided that the prior written consent of the Company shall not be required for any Transfer to an Affiliate or Approved Fund of the Holder. In connection with any transfer of all or any portion of this Warrant, the Holder must provide an assignment form substantially in the form attached hereto as Exhibit B duly completed and executed by the Holder or any such subsequent Holder, as applicable, and the proposed transferee must consent in writing to be bound by the terms and conditions of this Warrant. Any transfer of all or any portion of this Warrant shall also be subject to the Securities Act and other applicable federal or state securities or blue sky laws. Upon any transfer of this Warrant in full, the Holder shall be required to surrender this Warrant to the Company within three (3) trading days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. This Warrant or any portion thereof shall not be sold, assigned, transferred, pledged or disposed of in violation of the Securities Act or federal or state securities laws. To the extent the Holder Transfers a portion of the Warrant, the Maximum Amount of all GA Warrants shall remain the same.
(d)Warrant Register. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”) in the name of the record Holder hereof from time to time. Absent manifest error or actual notice to the contrary, the Company may deem and treat the Holder of this Warrant so registered as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.
(e)Rule 144 Information. The Company covenants that it shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it shall use reasonable best efforts to take such further action as any Holder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (1) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (2) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Holder, the Company will deliver to the Holder a written statement that it has complied with such requirements.
Section 9.Registration Rights Agreement.
The Company and the Holder are parties to that certain Second Amended and Restated Registration Rights Agreement, dated as of November 17, 2025 (as amended, amended and restated, supplemented or otherwise supplemented from time to time, the “Registration Rights Agreement”), and the Company hereby acknowledges and affirms that the Holder shall have the rights set forth in the Registration Rights Agreement.
Section 10.Miscellaneous.
(a)No Rights as Stockholder Until Exercise. Except as expressly set forth herein, this Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 4(f).
(b)Loss, Theft, Destruction or Mutilation of Warrant; Combination of Warrant.
(i)The Company covenants that upon delivery by the Holder to the Company of (A) notice of the loss, theft, destruction or mutilation of this Warrant and (B) in the case of loss, theft or destruction, an indemnity agreement in a form and amount reasonably satisfactory to the Company or, in the case of mutilation, surrender of the mutilated Warrant, the Company will make and deliver a new Warrant of like tenor dated as of the Issue Date.
(ii)Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.
(c)No Impairment. The Company shall not, by amendment, modification, or waiver of any term or provision of its governing documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.
(d)Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.
(e)Authorized Shares. The Company covenants that, during the period this Warrant is exercisable (in whole or in part), it will reserve (and will direct and instruct the Transfer Agent to reserve) from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock is listed or traded. The Company shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on the principal securities exchange on which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise. The Company covenants that (i) this Warrant and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued, (ii) all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and full payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable, not subject to any preemptive rights or any similar rights of any stockholder of the Company and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue), (iii) the Company shall take all such actions as may be necessary to ensure that all such Warrant

Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance), (iv) the Company’s capitalization table delivered to the Holder as of the Issue Date is true, correct, and complete as of such date, and (v) this Warrant, the execution, delivery, and performance by the Company of its obligations hereunder, the issuance of the Warrant Shares as contemplated hereby, and the consummation of the other transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority, except such as has been obtained, given, effected, or taken prior to, and that remain in full force and effect as of, the date hereof.
(f)Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(g)Jurisdiction; Consent to Service of Process. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Warrant, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Warrant irrevocably consents to service of process in the manner provided for notices in Section 9(i). Nothing in this Warrant will affect the right of any party to this Warrant to serve process in any other manner permitted by law.
(h)Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.
(i)Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Credit Agreement, as such provisions shall apply to this Warrant mutatis mutandis.
(j)Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k)Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
(l)Amendment. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.
(m)Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
(n)Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
(o)Tax Matters.
(i)The provisions of Section 11.22(a), (d), (e), (f) and (insofar as it relates to Sections 11.22(a), (d), (e) and (f) of the Credit Agreement (as such Agreement is in effect as of the date hereof)) (g) of the Credit Agreement (as such Agreement is in effect as of the date hereof) are incorporated by reference (replacing (1) references to the “Lenders” with references to the Holder and references to the “parties hereto” with references to the parties to this Warrant). The parties to this Warrant acknowledge that this Warrant is one of the documents adopted as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.
(ii)The Company shall use commercially reasonable efforts to provide the Holder with such tax information as the Holder may reasonably request in order to comply with its tax reporting obligations in connection with the Warrants and the Credit Agreement.
(iii)The Company hereby represents and warrants that it is not, and has not been at any time during the five-year period ending on the Issue Date, a USRPHC. The Company shall provide the Holder with prompt notice if it becomes aware that it is, has been, or is reasonably like to become, a USRPHC.
(p)No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.
(q)Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.
(r)No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(s)Amendment and Restatement. It is the intention of each of the parties hereto that the Original Warrant be amended and restated in its entirety pursuant to this Warrant and this Warrant does not constitute a novation or termination of the liabilities and obligations existing under the Original Warrant (or serve to terminate any obligations thereunder or provisions thereof that are expressly stated to survive any repayment or termination). The parties hereto further acknowledge and agree that this Warrant constitutes an amendment of the Original Warrant made under and in accordance with the terms of Section 9(l) of the Original Warrant.
[Signatures Contained on the Following Page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

NEXTDECADE CORPORATION

By:
Name:
Title:

Accepted and agreed,
[HOLDER]
By: __________________________ Name: _______________________ Title: ________________________
[Signature Page to A&R Warrant]

EXHIBIT A
NOTICE OF EXERCISE
TO:    NEXTDECADE CORPORATION
Reference is made to that certain Common Stock Purchase Warrant (the “Warrant”) issued by NextDecade Corporation (the “Company”) on [Issue Date]18. Capitalized terms used but not otherwise defined herein shall the respective meanings give thereto in the Warrant.
(1) The undersigned Holder of the Warrant hereby elects to exercise the Warrant for      Warrant Shares, subject to tender of          Warrant Shares pursuant to the cashless exercise provisions of Section 4(g) of the Warrant. The undersigned Holder hereby instructs the Company to issue the applicable number of Warrant Shares, or the net number of shares of Common Stock issuable upon exercise of the Warrant pursuant to the cashless exercise provisions of Section 4(g) of the Warrant, in the name of the undersigned Holder.
(2) The undersigned Holder hereby represents and warrants to the Company that, as of the date hereof:
a)    Experience; Accredited Investor Status. The Holder (i) is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) is capable of evaluating the merits and risks of its investment in the Company, (iii) has the capacity to protect its own interests, and (iv) has the financial ability to bear the economic risk of its investment in the Company.
b)    Company Information. The Holder has been provided access to all information regarding the business and financial condition of the Company, its expected plans for future business activities, material contracts, intellectual property, and the merits and risks of its purchase of the Warrant Shares, which it has requested or otherwise needs to evaluate an investment in the Warrant Shares. It has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. It has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment and all such questions have been answered to its satisfaction.
c)    Investment. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Warrant Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. It understands that the Warrant Shares have not been registered under the Securities Act or applicable state and other securities laws and are being issued by reason of a specific exemption from the registration provisions of the
18 December 31, 2024 for Tranche A and Tranche B Warrants; May 14, 2025 for Tranche C Warrants.

Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.
d)    Transfer Restrictions. The Holder acknowledges and understands that (i) transfers of the Warrant Shares are subject to transfer restrictions under the federal securities laws and (ii) it may have to bear the economic risk of this investment for an indefinite period of time unless the Warrant Shares are subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

Name of Registered Owner:
Signature of Authorized Signatory of Registered Owner:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

EXHIBIT B
ASSIGNMENT FORM
(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: ,

Holder’s Signature:

Holder’s Address: